UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐      Preliminary Information Statement
☐       Confidential, for use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☒       Definitive Information Statement

SIERRA RESOURCE GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
☒	Fee not required

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SIERRA RESOURCE GROUP, INC.
9550 S. Eastern Avenue, Suite 253
Las Vegas, Nevada 89123

DEFINITIVE INFORMATION STATEMENT
March 1, 2011

Enclosed please find an Information Statement providing information to you regarding actions taken by our Board of Directors and by stockholders holding more than a majority of our voting power to authorize:

(1)	an amendment to our Articles of Incorporation increasing the shares of authorized common stock, par value $0.001 per share, from 150,000,000 to 250,000,000;

(2)	an amendment to our Bylaws increasing the authorized number of Directors from three (3) directors to seven (7) directors; and

(3)	the appointment of R. Patrick Champney and Luis Munoz as members of our Board of Directors.

These actions were approved by our Board of Directors and by approximately  52.73% of the outstanding shares of our Company entitled to vote, constituting the majority voting power necessary to approve these actions on January 6, 2011.

Nevada law and our Bylaws permit holders of a majority of the voting power to take stockholder action by majority written consent in lieu of a meeting of stockholders.  Accordingly, we will not hold a meeting of our stockholders to consider or vote upon the foregoing actions as described in this Information Statement.

Your vote is not required to approve any of these actions, and the enclosed Information Statement is not a request for your vote or a proxy.  We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these corporate actions which are going to be implemented by the Company.  The accompanying Information Statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, which actions will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our stockholders.

This Information Statement is first being mailed on or about March 22, 2011 to all stockholders of record as of February 27, 2011 and we anticipate the effective date of the actions to be March 19, 2011, or as soon thereafter as practicable in accordance with applicable law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only.  Please read the accompanying Information Statement carefully.

By Order of the Board of Directors

Very truly yours,

SIERRA RESOURCE GROUP, INC.

By:/s/ PATRICK CHAMPNEY
 Name: Patrick Champney
Title: Chief Executive Officer

SIERRA RESOURCE GROUP, INC.
9550 S. Eastern Avenue, Suite 253
Las Vegas, Nevada 89123

DEFINITIVE INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: _________, 2011

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission the (“SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Sierra Resource Group, Inc., a Nevada corporation (the  “Company”,  “we”, “us” or  “our”), as of February 27, 2011, 2011 (the “Record Date”), to notify the Stockholders of the following:

On January 6, 2011, pursuant to Section 78.315 of the Nevada Revised Statutes (the “NRS”) and our Board of Directors unanimously approved and the holders of a majority of the outstanding shares of our Company entitled to vote approved by written consent the following actions:

(1)
an amendment to our Articles of Incorporation (the “Articles Amendment”), increasing the shares of our authorized capital stock from 160,000,000, to 260,000,000 of which 250,000,000 shall be designated our Common Stock, par value $0.001, and 10,000,000 shall continue to be designated preferred stock, par value $0.001 per share (the “Preferred Stock”);

(2)	an amendment to Article II Section 3 of our Bylaws, increasing the authorized number of Directors from three (3) directors to seven (7) directors (the “Bylaws Amendment”); and

(3)	the appointment of R. Patrick Champney and Luis Munoz as members of our Board of Directors, to fill the vacancies created by increasing the authorized number of Directors.

According to Sections 78.320 and 78.390 of the NRS, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to authorize the Articles Amendment.

According to Section 78.115 of the NRS and Article II Section 3 of our Bylaws, the authorized number of Directors may be changed by a duly adopted amendment to the by-law adopted by the written consent of holders of a majority of the outstanding shares of the Company entitled to vote.

According to Section 78.331 of the NRS and Article II Section 5 of our Bylaws, either the Board of Directors or the Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent of the Shareholders shall require the consent of a majority of the outstanding shares entitled to vote.

The Board of Directors of the Company voted unanimously to implement the Articles Amendment because the Board of Directors believes that an increase to the number of authorized shares of the Company's common stock will allow the Company to raise the capital necessary for the Company to grow its business in the future.

The Board of Directors believes that increasing the size of the Company's Board of Directors is in the best interests of the Company, so that the Company may add additional advisors to the Board of Directors, including advisors who are independent as defined in Rule 5605 of the NASDAQ corporate governance provisions.

The Company is not expected to experience a material tax consequence as a result of these actions. Increasing the number of authorized shares of the Company's Common Stock may, however, subject the Company's existing shareholders to future dilution of their ownership and voting power in the Company.

A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Articles Amendment, in substantially the form to be filed with the Secretary of State of the State of Nevada, is attached to this Information Statement as Exhibit A.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING INFORMATION

As of January 6, 2011, we had authorized 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 117,552,000 shares of Common Stock were issued and outstanding.   Each share of Common Stock has one vote.

As of January 6, 2011 and pursuant to Section 78.320 of the NRS, the Company received the written consent in lieu of a meeting of stockholders from the holders of 61,988,000 shares of our Common Stock (the “Majority Stockholders”), which represents approximately 52.73% of the total votes outstanding, authorizing the Articles Amendment, the Bylaws Amendment and the appointment of Directors to fill the vacancies.  Accordingly, your vote is not required and is not being solicited in connection with the approval of these actions.

The written consent of the Majority Stockholders satisfies the stockholder approval requirement pursuant to the applicable sections of the NRS and our Company’s Bylaws for the actions described in this Information Statement. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that these actions will be effected on or about the close of business on March 23, 2011.

ACTION NO. 1
AMENDMENT TO ARTICLES OF INCORPORATION
INCREASING AUTHORIZED COMMON STOCK
General

Our Board of Directors and the Majority Stockholders have approved the filing of an Amendment to our Articles of Incorporation to authorize an increase in our capital stock from 160,000,000 shares to 260,000,000 shares; of which 250,000,000 shares are designated our Common Stock and 10,000,000 shares continue to be designated our Preferred Stock.  The Articles Amendment does not change the par value of our Common Stock and or the terms of issuance of the Preferred Stock, which may be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will continue to be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

The form of the Articles Amendment that will be filed with the Secretary of State of the State of Nevada is attached hereto as Exhibit A and is anticipated to be filed on the Effective Date. Our Stockholders are urged to read the Articles Amendment carefully as it is the legal document that governs the amendment to our Articles of Incorporation.

Reasons for the Increase in Authorized Common Stock

The increase in the number of authorized but unissued shares of Common Stock would enable us, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  Due to the current state of the U.S. and international capital markets, we anticipate that we will need to issue a significant number of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock to raise financing to meet our working capital needs.  In addition, the authorization of additional shares of Common Stock will provide us with the flexibility from time to time in the future to seek additional capital through equity financings in a competitive environment and to use equity, rather than cash, to complete acquisitions.

Having such additional authorized shares of capital stock available for issuance in the future should give us greater flexibility.  The increase in the authorized number of shares of our Common Stock will permit our Board of Directors to issue additional shares of our Common Stock without further approval of our Stockholders and without the related expense and delay of a special stockholders’ meeting. Our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.

In addition to financing purposes, having additional shares authorized and available for issuance would allow us to issue shares of Common Stock that may make it more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.  When, in the judgment of our Board of Directors, this action will be in the best interest of our Stockholders and our Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares also could be privately placed with purchasers favorable to our Board of Directors in opposing such action.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should our Board of Directors consider the action of such entity or person not to be in the best interest of the Stockholders.  The issuance of new shares also could be used to entrench current management or deter an attempt to replace our Board of Directors by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on our Board of Directors.

Principal Effects of the Increase in Authorized Common Stock

The Articles Amendment will increase the ability of our Board of Directors to issue shares without further action or vote by our Stockholders, including for potential capital-raising purposes and acquisitions of other businesses or assets. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of existing holders of our Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.  It may also adversely affect the market price of our Common Stock.

Capitalization

Currently, we have been authorized to issue only up to a total of 150,000,000 shares of Common Stock, which is being increased pursuant to the Articles Amendment. The par value of the Common Stock will remain unchanged at $0.001 per share. Based on the number of issued and outstanding shares of Common Stock as of the Record Date, which is 117,852,000, a total of 32,148,000 shares of Common Stock are authorized but unissued immediately prior to the Amendment.   Upon effectiveness of the Articles Amendment we will continue to have 117,852,000 outstanding but will have 132,148,000 authorized but unissued shares of Common Stock available for future issuance. Our Common Stock will remain quoted on the OTC Bulletin Board after the effectiveness of the actions described herein.

Following the effectiveness of the Articles Amendment, our capitalization will change as follows:

Capitalization Prior to the Articles Amendment:
Common Stock:
Authorized for Issuance:	150,000,000
Outstanding:	117,852,000
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	32,148,000
Preferred Stock:
Authorized for Issuance:	10,000,000
Outstanding:	0
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	10,000,000
Capitalization Immediately Following the Articles Amendment:
Common Stock:
Authorized for Issuance:	250,000,000
Outstanding:	117,852,000
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	132,148,000
Preferred Stock:
Authorized for Issuance:	10,000,000
Outstanding:	0
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	10,000,000

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock.

Common Stock
As of January 6, 2011, we had 117,552,000 shares of Common Stock outstanding.  Of these shares 30,299,000 are freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, are able to be sold only in compliance with the limitations described below.

The remainder of the outstanding shares of our Common Stock as of January 6, 2011 were deemed restricted securities as defined in SEC Rule 144 promulgated under the Securities Act. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144. Subject to the volume and other restrictions of Rule 144, we believe that approximately 58,000,000 shares have become eligible for sale in the public market from time to time since January 6, 2011, through the date of this Report, potentially increasing our public float by nearly 200%.
In brief, Rule 144 allows a person who is an affiliate (including directors, officers and beneficial owners of 10% or more of our outstanding shares) and who has held restricted securities for six months may, under certain conditions, to sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a nonaffiliated shareholder after the owner has held the restricted securities for a period of six months; provided that the company is a current, reporting company under the Exchange Act.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market prices of our Common Stock from time to time. Nevertheless, sales of substantial amounts of our Common Stock, including shares which become eligible for resale as a result of Rule 144, of the Securities Act, or the perception that those sales could occur, in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Preferred Stock
The Majority Shareholders’ action does not change our Preferred Stock. The Preferred Stock may be issued from time to time in one or more series.  Our Board of Directors is expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.  The authority of our Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:
a)	the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

c)
the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

d)	whether the shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

e)
the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

f)
whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

g)
whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

h)
the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

i)
the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

Anti-Takeover Effects

The Amendment will provide us with additional shares of Common Stock that would permit us to issue additional shares of capital stock, which could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The increase in the authorized number of shares of our Common Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company.  The purpose of the increase in the number of authorized shares of our Common Stock is to provide us with additional shares of Common Stock for equity sales and acquisitions and not to provide any anti-takeover defense or mechanism on behalf of the Company.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Common Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the increase in the number of authorized shares of our Common Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Common Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the additional unissued authorized shares of our Common Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the increase in authorized shares of our Common Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Effective Date

Pursuant to Rule 14c-2 under the Exchange Act, the Articles Amendment increasing the Authorized Common Stock will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Securities and Exchange Commission and a copy hereof has been mailed to the Company’s stockholders as of the Record Date.  The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about February 27, 2011.  Therefore, the Company anticipates that the increase in our Authorized Common Stock will be effective, and the Amended Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or about March 23, 2011.

ACTION NO. 2
AMENDMENT OF BYLAWS
INCREASING THE SIZE OF THE BOARD OF DIRECTORS

General

Our Board of Directors and the Majority Stockholders have approved an Amendment to Section 3 of our Bylaws increasing the authorized number of Directors from three (3) directors to seven (7) directors.

Our Bylaws currently read:

Section 3.  NUMBER AND QUALIFICATION OF DIRECTORS.   The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles, of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Following the effectiveness of the Bylaws Amendment, our Bylaws will read:

Section 3.  NUMBER AND QUALIFICATION OF DIRECTORS.   The authorized number of Directors shall be seven (7) until changed by a duly adopted amendment to the Articles, of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

The Bylaws Amendment results in four (4) vacancies on the Board of Directors. Two (2) of these vacancies are filled by Action No. 3, below, and two (2) vacancies will remain on the Board of Directors until subsequently filled.

Reasons for the Bylaws Amendment

 The OTC Bulletin Board, on which our Common Stock is publicly traded, has no specific listing requirements concerning corporate governance or the size of a company’s board of directors. However, our Board of Directors believes that increasing the size of the Company's Board of Directors is in the best interests of the Company because it will improve the Company’s corporate governance by enabling the Company to add additional advisors to the Board of Directors, including advisors who are “independent” as defined in Rule 5605 of the NASDAQ corporate governance provisions.

Rule 5605(a)(2) defines an “Independent Director” as a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. (For purposes of this rule, "Family Member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.) The following persons are not to be considered independent:

(A) a director who is, or at any time during the past three years was, employed by the Company;

(B) a director who accepted or who has a Family Member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i) compensation for board or board committee service;

(ii) compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or

(iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Effective Date

Pursuant to Rule 14c-2 under the Exchange Act, the Amendment to our Bylaws will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Securities and Exchange Commission and a copy hereof has been mailed to the Company’s stockholders as of the Record Date.  The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about March 22, 2011.  Therefore, the Company anticipates that the Bylaw Amendment increasing the size of our Board of Directors will be effective on or about March 23, 2011.

ACTION NO. 3
APPOINTMENT OF DIRECTORS

General

Our Board of Directors and the Majority Stockholders have approved the appointment of R. Patrick Champney and Luis Munoz to our Board of Directors to fill two (2) of the four (4) vacancies on our Board of Directors created by the expansion of the Board of Directors described in Action No. 2, above, and to serve until their successors are elected and qualified. This action leaves two (2) vacancies on our Board of Directors, which can be filled at any time either by a resolution of our Board of Directors or by a vote of our Shareholders. Upon the effectiveness of these appointments, our Board will consist of R. Patrick Champney, Luis Munoz, James Stonehouse, Paul Enright and Georges Juilland.

Identification of Directors

R. Patrick Champney, age 45, joined our Company in June 2010. He has served as Secretary since October 2010 and was appointed our Chief Executive Officer in January 2011. Mr. Champney is also the Vice President/Director and Chief Operating Officer of Champ Automotive Group, an independent automobile dealership and secondary financing company that he founded in 2006.  He served as a Managing Member of Medina Property Group LLC from July 2010 through August 2010. From 2005 to 2006, he was the General Manager/Chief Operating Officer of Peoples Choice Aesthetic Surgery and Medical Day Spa located in Orlando, Florida.  Prior to that, Mr. Champney had fourteen years of additional experience as corporate consultant, chief financial officer, and registered broker, including supervisory positions in various brokerages.

Luis Munoz, has been the General Manager of a business and legal consulting firm, Neglex, located in Quito, Ecuador, since August 2009.  From 2004 to 2007, Mr. Munoz was a Vice-Chairman of MN&A – Abogados located in Quito Ecuador.  Before that, Mr. Munoz had approximately seven years of additional experience as a business and legal consultant and general manager. In 2009, he received his Masters in Business Administration from INCAE Business School located in Alajuela, Costa Rica.  In 2004, he received a Doctor of Law Degree from Universidad International del Ecuador located in Quito, Ecuador.

James M. Stonehouse, CA Professional Geoscientist # 5518, has served on our Board of Directors since June 18, 2010. He also served as our company’s Chief Executive Officer from June 2010 until January 2011. From August 2009 to the present, Mr. Stonehouse has been an independent consultant in the mining industry.  From January 2007 through August 2009, he was Vice President of Operations-Quito, Ecuador and Prescott, Arizona for Copper Mesa Mining Corporation. From September 2005 through May 2007, Mr. Stonehouse was Vice President Exploration for Channel Resources Ltd. in Quito, Ecuador.  From January 2005 through September 2005, he served as Vice President Operations and Manager Mine Construction for Frontier Mining Ltd. in Almaty and Kurchatov, Kazakhstan.  Mr. Stonehouse received a BA with honors in Earth Sciences in 1974 from Dartmouth College and a MA  Earth Sciences in 1976 from Dartmouth College.

Paul Enright, age 49, has served on our Board of Directors since June 18, 2010. From February 2007 to present, Mr. Enright has been a partner and founder of Technology Partners LLC. He has also been a partner of Hoss Capital LLC, which he co-founded in 2005. From April 2008 to present, Mr. Enright served as Vice -President of Business Development, then as President and Director of Marine Exploration Inc.

Georges Juilland, joined our Board of Directors on September 12, 2010. He has been and remains a member of the Board of Directors of Goldplata Resources Limited since January 2003. Mr. Juilland has also been and remains the President of Goldplata Corporation Ltd,  Colombia Division since January 1998. Mr. Juilland was a graduate of College of Mining in Colorado, receiving his B.S. – Metallurgy in 1973 and Escuela de Minas de Colorado, receiving his B.S. – Mining in 1974.

Certain Relationships and Transactions

There are no family relationships between any of our current directors or executive officers. To our knowledge, the new directors did not hold any position with the Company prior to their appointment to the Board, other than as disclosed in this Information Statement, nor have they been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Although we have not adopted a Code of Ethics, we rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Directors review a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person's immediate family. Transactions are presented to our Board of Directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. These policies and procedures are not evidenced in writing.

Terms of Office

The Company's directors are appointed for a one-year term to hold office until the next annual general meeting of the Company's stockholders or until removed from office in accordance with the Company's Bylaws and the applicable provisions of the NRS. The Company's directors will hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company's bylaws and the provisions of the NRS.

Involvement in Certain Legal Proceedings

Our current and new directors have not, to our knowledge, been involved in any event required to be reported pursuant to Item 401(F)(1) through (8) of Regulation S-K.

Corporate Governance, Board Leadership Structure, and Committees of the Board

The OTC Bulletin Board, on which our Common Stock is publicly traded, has no specific listing requirements regarding independence of directors. However, Paul Enright, Georges Juilland, and Luis Munoz are independent directors as defined by Rule 5605 of the NASDAQ corporate governance provisions; therefore, our board is and will continue to be comprised of a majority of independent directors.

We anticipate that the Board will elect a Chairman of the Board of Directors after the effectiveness of the actions described in this Information Statement. In the event R. Patrick Champney is elected to serve as Chairman, then Mr. Champney would serve as both the Company’s Chief Executive Officer and the Chairman of the Board.  The Company has not yet designated a lead independent director, nor has it specified the role that the lead independent director will play in the leadership of the Board of Directors.  The Company anticipates that the Board of Directors will establish a leadership structure that is appropriate given the specific characteristics and circumstances of the Company. The Board of Directors has not yet established its role in the risk oversight of the Company, such as how the Board of Directors will administer its oversight function, nor has it determined the effect that this risk oversight function will have on the Board’s leadership structure.  However, after the actions described in this Information Statement are effective, then the Board intends to establish its role in the risk oversight of the Company.

We do not currently have standing audit, nominating or compensation committees, or other committees performing similar functions, due to the Company’s limited resources. To date, the functions of such committees have been performed by our Board of Directors. After the actions described in this Information Statement have become effective, we anticipate that the Board will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Board Compensation

The Company has not yet established any compensation arrangements with the Directors who are identified in this Information Statement.  Compensation arrangements with our Directors may be established at some point in the future and may include cash and equity awards; however, as of the date of this Information Statement the Company does not have a formal plan for Director compensation.

Shareholder Communications

Stockholders wishing to send communications to the Board may contact R. Patrick Champney, our Director and Chief Executive Officer, at the Company’s principal executive office address.  All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.

Effective Date

Pursuant to Rule 14c-2 under the Exchange Act, the appointment of Mr. Champney and Mr. Munoz to our Board of Directors will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Securities and Exchange Commission and a copy hereof has been mailed to the Company’s stockholders as of the Record Date.  The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about March 3, 2011.  Therefore, the Company anticipates that the appointment of Mr. Champney and Mr. Munoz will be effective on or about March 23, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each of the Company’s directors and executive officers, and (iii) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holders thereof.  Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of all Common Stock Outstanding(2)
Security Ownership of Management:
Patrick Champney-CEO and Director	2,000,000	1.6%
Luiz Munoz-Director	--	*
James Stonehouse-Director	--	*
Paul Enright-Director	--	*
Georges Juilland-Director	--	*
Brad Hacker-CFO, 5722 S. Flamingo Rd., Suite 151, Ft. Lauderdale, FL 33330	100,000	*
All directors and officers as a group (6 person)	2,100,000	1.7
Security Ownership of Certain Beneficial Owners:
Clouds Valley Overseas SA, Calle 48 Bella Vista, Edificio Sucre, Panama City, Panama	10,277,100	8.4%
Harmony Mining LTD, PO Box 3175, Road Town, Tortola, Brit Vir Isle	10,000,000	8.2%
Luckympex SA, Ave America Y Republica #687,Edifico Nobis Ofc 102,Quito, Eduador	10,620,900	8.7%
5277 Partners LLC, 2001 Meridian Ave #314, Miami Beach, FL 33129	9,700,000	8.0%
———————
* Less than 1%

(1)	Unless otherwise noted, the principal address of each of the directors and officers listed above is c/o Sierra Resource Group, Inc., 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123.

(2)
Based on 121,171,969 fully diluted shares consisting of 117,552,000 shares of Common Stock and Warrants to purchase Common Stock issued and outstanding as of the Record Date, February 27, 2011 plus an additional 3,619,969 shares convertible debts which consists of 715,334 shares for the subject Note combined with 1,650,132 shares of Common Stock presently reserved for a prior convertible promissory note dated October 29, 2010 plus 1,254,503 shares of Common stock for a prior convertible promissory note in favor of the Investor dated November 29, 2010 .

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten (10%) percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock.  The Company believes the following forms required to be filed under Section 16 of the Exchange Act have not been filed timely:

•	One Form 4 for Brian Hebb filed on January 20, 2011. This Form 4 for Mr. Hebb covered one transaction that was not reported on a timely basis.

•	One Form 3for Black Diamond Realty Management, LLC filed April 30, 2010. This Form 3 covered one report and one transactions that were not reported on a timely basis.

•	One Form 3 for Mr. Brian Hebb_ filed October 29, 2010. This Form 3 for Mr. Hebb covered one report and one transaction that were not reported on a timely basis.

•	One Form 3 for Mr. Patrick Champney filed January 14, 2011. This Form 4 for Mr. Champney covered one report and one transaction that were not reported on a timely basis.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2010, the commencement of our prior fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter acted on as described herein (other than elections or appointments to office):

1.           any director or officer of the Company;
2.           any proposed nominee for election as a director of the Company; and
3.           any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed above in the section entitled “Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”  To our knowledge, no Director has advised that he intends to oppose any action described herein.

APPRAISAL RIGHTS

Under the NRS, our Stockholders are not entitled to dissenters’ rights with respect to the Articles Amendment, the Bylaws Amendment or the appointment of Directors, and the Company will not independently provide the Stockholders with any such rights. Holders of our common stock are entitled to notice of the actions taken by consent of the stockholders, which notice is provided by this Information Statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this Information Statement unless the Company or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of this Information Statement was delivered, the Company will promptly deliver a separate copy of this Information Statement to such stockholder. Written requests should be made to Sierra Resource Group, Inc., Attention: Investor Relations, 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123. In addition, if such stockholder wishes to receive separate annual reports, proxy statements or information statements in the future, such stockholder should notify the Company either in writing addressed to the foregoing address. Stockholders sharing an address who are receiving multiple copies of this Information Statement may request delivery of a single annual report, proxy statement or information statement in the future by directing such request in writing to the address above.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

Dated: March 18, 2011

By Order of the Board of Directors
/s/ PATRICK CHAMPNEY
Patrick Champney Chief Executive Officer

EXHIBITS TO INFORMATION STATEMENT

Exhibit	Description

A	Certificate of Amendment to the Articles of Incorporation of Sierra Resource Group, Inc.

EXHIBIT A

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.           Name of corporation:  SIERRA RESOURCE GROUP, INC.

2.           The articles have been amended as follows:

Article FOURTH of the Articles of Incorporation shall be amended to read in full as follows:

“FOURTH.  The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Sixty Million (260,000,000) of which Two Hundred Fifty Million (250,000,000) shares shall be designated common stock, par value $0.001 per share and Ten Million (10,000,000) shares shall be designated preferred stock, par value $0.001 per share.

(a)           Common Stock.  Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Amendment to Articles of Incorporation or of any class or series of Preferred Stock established hereunder.  The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for.  In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

(b)           Preferred Stock. The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

Exhibit A-1-

1.           the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

2.           whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

3.           the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

4.           whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

5.           the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

6.           whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

7.           whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

8.           the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

9.           the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

10.           any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.”

3.The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

Exhibit A-2-

4.     Effective date of filing: (optional)

5.Signature: (required)

X
_____________________________________________________________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Exhibit A-3-